UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 9th Avenue NE, Seattle, WA	98105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 385-6490

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Spectral Capital Corporation is referred to herein as the “Company”, “we”, “our” or “us”.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2024, our Board of Directors made the following Director Appointments and accepted the following Director Resignations.

Resignation of Stephen Spalding

Effective April 19, 2024, Stephen Spalding resigned as our Director, which resignation was not in connection with any disagreement with our management regarding us, our operations, policies, or practices.  On April 19, 2024, our Board of Directors accepted Steven Spalding’s resignation as our Director.

Appointment of Jonathon Walton

Jonathon Walton, age 38, was appointed as our director on April 19, 2024. Jonathon Walton career encompasses developing and assisting businesses in a variety of industries, including beverage alcohol, pharmaceutical, automotive, electric vehicle, and for-profit medical M & A professional practice.  Since February 2018, Jonathon Walton has been the Partner/General Manager/Sales Representative of MBC Brokerage Ltd.

Jonathon Walton earned a Bachelor of Science in Biology from Brock University in 2008 and a Post Graduate certificate - CCOVI from Brock University in 2009.

Appointment of Chad McLeaming

Chad McLeaming, age 48, was appointed as our director on April 19, 2024. Chad McLeaming is a consultant and strategic advisor who specializes in assisting companies navigate the public markets and raise capital. Since January 2017, Chad McLeaming has been the Chief Executive Officer of CLMC Consulting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: April 22, 2024	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer